      As filed with the Securities and Exchange Commission on May 16, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              IONA TECHNOLOGIES PLC
             (Exact Name of Registrant as specified in its charter)

            IRELAND                                      04-3363877
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                THE IONA BUILDING
                          SHELBOURNE ROAD, BALLSBRIDGE
                                DUBLIN 4, IRELAND
                              (011) 353-1-637-2000
               (Address of Principal Executive Offices) (Zip Code)

                   ------------------------------------------

                        1997 DIRECTOR SHARE OPTION SCHEME
                        1999 EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plan)

                   ------------------------------------------

                            SUSAN H. ALEXANDER, ESQ.
                           C/O IONA TECHNOLOGIES, INC.
                                 200 WEST STREET
                          WALTHAM, MASSACHUSETTS 02451
               (Name and Address of Agent for Service of Process)

                                 (781) 902-8000
          (Telephone Number, Including Area Code, of Agent For Service)

                   ------------------------------------------

                                    Copy to:
                              John A. Meltaus, Esq.
                            Mark T. Bettencourt, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                                                          Proposed
                                                                  Proposed Maximum        Maximum
Title of Securities                            Amount to be      Offering Price Per      Aggregate           Amount of
to be Registered                                Registered              Share          Offering Price    Registration Fee
----------------                                ----------              -----          --------------    ----------------
1997 DIRECTOR SHARE OPTION SCHEME                  250,000              $1.60  (1)        $400,000            $32.36
Ordinary Shares (par value E0.0025 per
share)

1999 EMPLOYEE SHARE PURCHASE PLAN                  500,000  (2)         $1.60  (1)        $800,000            $64.72
Ordinary Shares (par value E0.0025 per
share)
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                                   $1,200,000           $97.08
-------------------------------------------------------------------------------------------------------------------------

(1)The price of $1.60 per share, which is the average of the high and low prices for the American Depositary Receipts evidencing American Depositary Shares representing the Registrant's Ordinary Shares, as reported on the Nasdaq National Market on May 12, 2003, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(2)Includes up to 139,916 shares that may be reoffered and resold by non-affiliates of the Registrant.

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-06850), relating to the 1997 Director Share Option Scheme, and a Registration Statement on Form S-8 (No. 333-11384), relating to the 1999 Employee Stock Purchase Plan, as filed with the Securities and Exchange Commission on April 29, 1997 and January 21, 2000, respectively, are effective. Pursuant to General Instruction E on Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.

                                EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 and registers our Ordinary Shares reserved for issuance upon exercise of options granted or available for grant pursuant to our 1997 Director Share Option Scheme and reserved for issuance pursuant to our 1999 Employee Stock Purchase Plan. In accordance with the requirements of Form S-8, this Registration Statement also includes a Prospectus which relates to the reoffer and resale by selling shareholders of Ordinary Shares covered by the Prospectus. Unless otherwise provided herein or required by the context, references to "we", "us", "IONA" or the "Company" in this registration statement shall mean IONA Technologies PLC and its world-wide subsidiaries, collectively.

PROSPECTUS

                              IONA TECHNOLOGIES PLC

                            ------------------------

                       139,916 AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

                             139,916 ORDINARY SHARES

                            ------------------------

      This prospectus relates to the reoffer and resale of 139,916 American Depositary Shares (ADSs), representing 139,916 ordinary shares of IONA Technologies PLC, each E0.0025 par value per share. All of the ADSs are being offered for sale by selling shareholders. We will not receive any proceeds from the sale of ADSs by any of the selling shareholders. Our ADSs, evidenced by American Depositary Receipts (ADRs), are quoted on the Nasdaq National Market under the symbol "IONA." Each ADR evidences one ADS. Each ADS represents one ordinary share. Our ordinary shares are listed as a secondary listing on the Official List of the Irish Stock Exchange Limited under the symbol "IOP."

      INVESTING IN OUR ADSS INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

      No person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by us or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                             -----------------------

                  The date of this prospectus is May 16, 2003.

                              IONA TECHNOLOGIES PLC

      We are in the integration software business. We make software work together so our customers can make better decisions, run their businesses more efficiently and improve their business results. Our Rapid Integration software products enable our customers to build, maintain and scale their disparate computing environments while preserving and extending existing information technology investments. We also offer professional services, including ongoing customer support and maintenance as well as high-level application design consultation, education and product implementation.

      Our corporate headquarters are located at The IONA Building, Shelbourne Road, Dublin 4, Ireland. Our telephone number at that location is + 353 (1) 637-2000.

      Our ordinary shares are listed as a secondary listing on the Official List of the Irish Stock Exchange. The high and low sales prices of our ordinary shares on the Irish Stock Exchange in April 2003 were E2.05 and E1.21, respectively. Our ADSs evidenced by ADRs are quoted on the Nasdaq National Market. The high and low sales prices of our ADSs on the Nasdaq National Market in April 2003 were $2.20 and $1.25, respectively.

      Unless otherwise provided herein or required by the context, references to "we", "us" or "IONA" in this prospectus shall mean IONA Technologies PLC and its world-wide subsidiaries, collectively.

                                  RISK FACTORS

      An investment in our shares involves a high degree of risk. You should carefully consider the risks described below and in the documents referred to, and incorporated by reference in, this prospectus before deciding to invest in our shares. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the price of our ADSs could decline and you could lose all or part of your investments.

      This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See "Forward Looking Statements."

                     RISK FACTORS RELATING TO OUR OPERATIONS

A FURTHER DECLINE IN INFORMATION TECHNOLOGY SPENDING MAY RESULT IN A DECREASE IN OUR REVENUES OR LOWER GROWTH RATES.

      The slowdown in global economies has negatively affected the level of spending of our customers on information technology (IT) solutions. We cannot predict if or when the growth rate of worldwide economies will rebound, or when or if demand for IT solutions will increase. A further decline or lack of growth in the demand for IT solutions may result in decreased revenues or lower growth rates because our sales depend in part on our customers' level of funding for new or additional IT systems or services. Continuation of the current economic downturn may cause our customers to reduce or eliminate IT spending, which would substantially reduce the number of new software licenses we sell. An economic downturn may also cause price erosion for our products, which would reduce the average sales price for these licenses.

      In addition, actual or threatened terrorist attacks in the United States, related military actions and events or effects occurring in response to those developments may reduce the amount or delay the timing of capital expenditures by corporations for IT. Accordingly, we cannot be assured that we will be able to increase or maintain our revenues.

OUR LENGTHY AND VARIABLE SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR OPERATING RESULTS.

      It is difficult to forecast the timing and recognition of our revenues because our prospective customers often dedicate a significant amount of time to evaluating our products before licensing them. The period between initial customer contact and purchase by a customer may extend twelve months or more. During the evaluation process, prospective customers may decide not to purchase or may scale down proposed orders of our products for various reasons including:

      - reduced demand for our products or for integration software generally;

      -     introduction of products by our competitors;

      -     lower prices offered by our competitors;

      -     changes in budgets and purchasing priorities; and

      - changes by prospective customers in their approach with respect to the integration of enterprise applications.

WE MAY EXPERIENCE FLUCTUATIONS IN QUARTERLY REVENUE THAT COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

      Our revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. Historically, our product revenue in the first quarter of each year has declined from the fourth quarter of the prior year. Revenue in any quarter depends substantially upon our ability to sign contracts and our ability to recognize revenues in that quarter in accordance with revenue recognition policies. Therefore, you should not rely on period to period comparisons of revenues or results of operations as an indication of future performance. If our quarterly revenues or operating results fall below expectations of investors or securities analysts, the price of our ordinary shares and ADSs could fall substantially.

      Our quarterly revenues may fluctuate as a result of a variety of factors, including the following:

      - a significant number of our prospective customers decide whether to enter into license agreements with us within the last month of each quarter;

      -     the size of transactions can vary significantly;

      -     the demand for our products may change;

      - customers may unexpectedly postpone orders due to changes in their strategic priorities, project objectives, budget or personnel;

      - customer evaluations and purchasing processes vary significantly from company to company, and a customer's internal approval and expenditure authorization process can be difficult and time consuming to complete, even after selection of a vendor;

      - the number, timing and significance of product enhancements and new product announcements by us and our competitors may affect purchase decisions; and

      - we may have to defer revenues under our revenue recognition policies.

      Fluctuations in our quarterly revenues may adversely affect our operating results. In each fiscal quarter our expense levels, operating costs and hiring plans are based on projections of future revenues and are relatively fixed. If our actual revenues fall below expectations, we could experience a reduction in operating results.

WE RECENTLY MADE SIGNIFICANT CHANGES TO OUR SENIOR MANAGEMENT TEAM.

      Our future success depends to a significant extent on the effective working relationships and management of our senior management team. On May 15, 2003, Dr. Christopher J. Horn reassumed the position of chief executive officer of IONA. At that time, we announced the resignation of three executive officers. Other managers have also left IONA recently. The disruption caused by these changes, the failure of our management team to develop effective working relationships or their failure to effectively manage our business could have a material adverse effect on our business, results of operations and financial condition. In addition, if we are unable to successfully integrate recent additions or hire future additions to the team, our business, results of operations and financial condition will suffer.

WE HAVE EXPERIENCED SIGNIFICANT VARIATIONS IN PROFITABILITY AND ANTICIPATE THAT WE WILL CONTINUE TO DO SO IN THE FUTURE.

      Our levels of profitability have varied significantly on a quarterly and annual basis. These variations were attributable to fluctuations in revenue and costs, including costs associated with the development and introduction of new products and services, charges associated with acquisitions, and certain nonrecurring expenses attributable to the settlement of litigation, restructuring and impairment of goodwill, indefinite lived intangible assets and other non-current assets. There can be no certainty that we will not experience similar variations in profitability in future periods for these or other factors, and any such variation could have a significant impact on the market value of our ordinary shares and ADSs.

IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT AND MANAGE COST REDUCTION MEASURES, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WILL BE ADVERSELY IMPACTED.

      We are implementing additional measures to reduce our expenses, including a reduction in our workforce. Our operations may be disrupted during implementation and any disruption could have a material adverse effect on our business and results of operations. In addition, we may not be fully able to align our cost structure with the demand for our products. If we do not successfully and appropriately reduce expenses, our business, results of operations and financial condition will be materially and adversely affected.

OUR FUTURE REVENUE DEPENDS UPON THE EVOLUTION AND ADOPTION OF WEB SERVICES AND RELATED INTEGRATION SOLUTIONS.

      We believe that there is an emerging demand for Web services and related integration solutions. Therefore, we have invested significant amounts in developing and introducing products to meet the development, deployment and integration requirements of enterprises implementing Web services. If the market for Web services infrastructure solutions does not evolve as we anticipate or fails to grow as quickly as we expect, we may be unable to implement our strategy or achieve the growth rate that we target.

      The acceptance of our recently launched Rapid Integration software also depends upon the development and proliferation of Web services standards for application integration. If these standards do not continue to develop or gain widespread acceptance, the demand for our products and services may not materialize. Consequently, our business prospects and financial condition would suffer.

IF WE FAIL TO KEEP PACE WITH RAPIDLY EVOLVING TECHNOLOGY AND CHANGING CUSTOMER NEEDS, OUR BUSINESS WILL SUFFER.

      The market for enterprise infrastructure software is characterized by rapidly changing technology, evolving industry standards and changing customer needs. Therefore, our success will depend upon our ability to enhance our existing products and to introduce and market new products to meet changing customer requirements on a timely and cost-effective basis. If we experience delays in the introduction of new or enhanced products, or if we are unable to anticipate or respond adequately to these changes, our products could be rendered obsolete and our business could be materially harmed.

POTENTIAL DEFECTS IN OUR PRODUCTS OR OUR FAILURE TO PROVIDE SERVICES FOR OUR CUSTOMERS COULD CAUSE OUR SALES TO DECREASE, CAUSE US TO LOSE CUSTOMERS AND DAMAGE OUR REPUTATION.

      The products that we offer include newly-launched products with a short track record. These products may contain defects that may be detected at any point in the product's life cycle. We have in the past discovered errors in certain of our product enhancements and new products and have experienced delays in generating revenue while correcting these errors. Our products are often used in combination with products of other vendors. As a result, it may be difficult to identify the source of any problem. If defects occur, we could experience, among other things:

      -     loss of customers;

      -     injury to our reputation;

      -     loss or delay of market acceptance or sales;

      -     increased service or warranty costs; or

      -     legal action by our customers.

      In addition, we may not be able to avoid or limit liability for disputes relating to product performance or provision of services.

IF WE DO NOT MANAGE OUR EXPENSES AND GEOGRAPHICALLY DISPERSED OPERATIONS SUCCESSFULLY, WE MAY BE UNABLE TO RESPOND TO CHANGING MARKET CONDITIONS.

      The IT integration market is becoming increasingly volatile. To address this volatility and global economic conditions generally, we have taken measures to bring our workforce, staffing and structure in line with perceived current demand for our products. If we misjudge our personnel needs or cannot successfully manage our expenses, then our business, financial condition and results of operations would be materially adversely affected. Our future operating results will depend substantially upon the ability of our officers and key employees to anticipate changing business conditions and manage personnel and other costs while increasing sales.

      We face additional risks in managing geographically dispersed operations. Some of our key executives and managers are based in our Dublin, Ireland headquarters and others in our wholly-owned U.S. subsidiary's Waltham, Massachusetts office. Accordingly, our ability to compete successfully will depend in part on the ability of a limited number of key executives located in geographically dispersed offices to integrate management, to address the needs of our worldwide customer base and to respond to changes in our market. In addition, our ability to manage our operations and financial performance would be materially adversely affected if terrorist attacks or military or other political events prohibit or restrict the travel of our personnel.

WE MAY BE REQUIRED TO DELAY REVENUE RECOGNITION INTO FUTURE PERIODS WHICH COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

      We may have to defer revenue recognition due to several factors, including whether:

      -     we are required to accept extended payment terms;

      -     the transaction involves contingent payment terms or fees;

      - the transaction involves acceptance criteria or there are identified product-related issues; or

      - license agreements include products that are under development or other undelivered elements.

      Because of the factors listed above and other specific requirements under U.S. GAAP for software revenue recognition, we must have very precise terms in our license agreements to recognize revenue when we initially deliver our products or perform services. Negotiation of mutually acceptable terms and conditions can extend the sales cycle, and sometimes we do not obtain terms and conditions that permit revenue recognition at the time of delivery or even as work on the project is completed.

WE DEPEND ON LARGE TRANSACTIONS TO DERIVE A SIGNIFICANT PORTION OF OUR REVENUE, AND THE DELAY OR LOSS OF ANY LARGE CUSTOMER ORDER COULD ADVERSELY AFFECT OUR QUARTERLY OR ANNUAL OPERATING RESULTS.

      We derive a significant portion of our revenue from large transactions. Customers face complex decisions regarding approaches to the development, deployment and integration of enterprise applications, competitive product offerings, rapidly changing software technologies, and limited internal resources. We must often negotiate terms and conditions in large sales transactions. These terms and conditions can extend the sales cycle and, in certain situations, result in deferred recognition of revenue from the sale. Prospective sales are subject to delays or cancellation over which we have little or no control. If any large customer order anticipated for a particular quarter is not realized or is delayed, we may experience an unplanned shortfall in revenue, which could significantly and adversely affect our operating results.

OUR INABILITY TO CREATE AND PRESERVE RELATIONSHIPS WITH SOFTWARE VENDORS, SYSTEMS INTEGRATORS OR OTHER THIRD PARTIES THAT MARKET AND SELL OUR PRODUCTS COULD REDUCE OUR REVENUES.

      Our ability to achieve revenue growth will depend in large part on expanding our sales channels, as well as leveraging our existing strategic alliances. If our relationships with these software vendors or system integrators deteriorate or terminate, or if we are unable to form new relationships, we may lose important sales and marketing opportunities. Our distribution arrangements could give rise to disputes regarding marketing strategy, exclusive territories and customer relationships which could negatively affect our business or result in costly litigation. In addition, if these software vendors and system integrators are unable to recruit and adequately train a sufficient number of consulting personnel to support the implementation of our software products, or they otherwise do not adequately perform implementation services, we may lose customers. These systems integrators may increase their promotion of competing enterprise integration solutions or may otherwise discontinue their relationships with or support of us. Our relationships with software vendors and systems integrators are an important part of our business, and a deterioration of these relationships could adversely impact our business and operating results.

      We also may enter into joint arrangements with strategic partners to develop new products or enhancements, or to license our offerings as part of integrated products. Our business may be adversely affected if these strategic partners change their business priorities or experience difficulties in their operations, which in either case causes them to terminate or reduce their support for these joint arrangements.

WE CURRENTLY DERIVE MOST OF OUR REVENUE FROM A LIMITED NUMBER OF OUR PRODUCTS.

      To date, we have derived most of our revenue from the licensing of our products that currently compose our Orbix products and fees from related services. We expect these products to continue to account for a substantial majority of our revenue for the foreseeable future. As a result, a reduction in demand for, or sales of, these products would have a material adverse effect on our business, financial condition and results of operations. In addition, our business will depend, in significant part, on the successful development, introduction and customer acceptance of new and enhanced versions of our products. We may not successfully develop, introduce or market new products or enhancements or additions to our existing products. Any failure to do so would materially adversely affect our business, financial condition and results of operations.

IF WE DO NOT SUCCESSFULLY EXPAND AND MANAGE OUR DIRECT SALES FORCE AND OTHER DISTRIBUTION CHANNELS, WE MAY NOT BE ABLE TO INCREASE OUR SALES.

      To date, we have sold our products primarily through our direct sales force, software vendors and system integrators. We plan to continue to invest in, and rely on sales through, these distribution channels and other indirect channels. We experience lower profit margins on the distribution of our products through third-party distribution channels. We may not be able to expand or manage successfully our direct sales force or other distribution channels. Further, any such expansion may not result in an increase in revenue or operating income. If we fail to expand or manage successfully our direct sales force or other distribution channels, our business, financial condition and results of operations would materially suffer.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY.

      The market for enterprise infrastructure software solutions is highly competitive. We expect this competition to increase. Our products compete with offerings from a number of established infrastructure vendors, as well as offerings from new software companies. Some of these companies offer products that compete with single components of our product set, while other companies market a set of products designed to solve broad integration problems.

      We compete principally against vendors of:

      -     enterprise infrastructure software;

      -     enterprise application integration software; and

      -     Web services integration software.

      We believe that our ability to compete depends in part on a number of factors outside of our control, including:

      -     the demand for our products;

      - the development by others of software that is competitive with our products;

      -     the price at which others offer comparable products;

      - the ability of our competitors to respond effectively to customer needs;

      - the ability of our competitors to market their products aggressively and effectively; and

      - the ability of our competitors to hire, retain and motivate key personnel.

      In addition, a number of our competitors have substantially greater technical, financial, sales, marketing, customer support, professional services and other resources, as well as greater name recognition, than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the promotion and sale of their products, or to establish more successful strategic relationships with industry leaders and other third parties than we can. Further, certain of our larger competitors may be able to offer competitive products or technologies as part of their broader product or service offerings or may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our current and prospective customers. Accordingly, it is possible that new competitors or alliances among our current and potential competitors may emerge and rapidly gain significant market share. This type of competition could materially adversely affect our ability to license products and provide services on terms favorable to us. In addition, among our smaller competitors, the competition for remaining market share is intense. Due to competitive pressures, we could be forced to reduce the price of our products and related services. Lower sales or reduced prices would negatively impact our operating results and financial condition.

      Many of our competitors have a significant installed base that includes our current and potential customers. Once a customer has installed the products of one of our competitors, it may be difficult to convince the customer to adopt or purchase our products. If we are unable to further penetrate our existing customer base or sell to new clients, our business prospects and financial condition would suffer.

WE MAY BE UNABLE TO IDENTIFY OR COMPLETE SUITABLE ACQUISITIONS, AND ANY ACQUISITIONS WE DO COMPLETE MAY CREATE BUSINESS DIFFICULTIES OR DILUTE OUR SHAREHOLDERS.

      As part of our business strategy, we may pursue strategic acquisitions. We may be unable to identify suitable acquisition candidates. We cannot assure you that we will be able to make acquisitions on commercially acceptable terms or at all. If we acquire a business, technology or product, we may have difficulty integrating that business, technology or product with our existing operations or our software. These difficulties could disrupt our ongoing business, distract our management and workforce, increase our expenses and adversely affect our operating results. In addition, the key personnel of an acquired entity may decide not to work for us. We may also incorrectly judge the value or worth of an acquired business, technology or product. Furthermore, we may incur significant debt or be required to issue equity securities to pay for future acquisitions or investments. The issuance of equity securities may be dilutive to our shareholders.

IF WE ARE UNABLE TO ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL, OUR FUTURE RESULTS WOULD BE ADVERSELY AFFECTED.

      We depend to a significant extent upon a limited number of senior executives. We face intense competition for highly qualified personnel. If we fail to attract, retain or assimilate key personnel, our business, financial condition and results of operations would materially suffer.

WE FACE VARIOUS RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS THAT COULD CAUSE OUR OPERATING RESULTS TO SUFFER.

      We are incorporated in Ireland and substantial portions of our product development, marketing, sales and administrative functions are located in Ireland. Our sales are derived, and our operations are conducted, worldwide. We expect that operations outside of the United States will continue to account for a significant portion of our business and we intend to continue to expand our operations outside of the United States. Because of the international character of our business, we are subject to risks such as:

      -     fluctuations in currency exchange rates;

      -     political and economic conditions in various jurisdictions;

      - unexpected changes in regulatory requirements, tariffs and other trade barriers;

      - failure to enter into relationships with local resellers, systems integrators or other third party vendors, or to introduce localized products;

      -     difficulties in staffing and managing foreign operations;

      -     longer accounts receivable payment cycles; and

      - differing laws affecting the enforceability of intellectual property rights and product liability.

      If any of these risks materializes, revenue derived from customers outside the United States could decrease, and our business, financial condition and results of operations could materially suffer.

IF OUR EFFECTIVE TAX RATE INCREASES, OUR BUSINESS AND FINANCIAL RESULTS WOULD BE ADVERSELY IMPACTED.

      We have significant operations and generate a substantial portion of our taxable income in Ireland. In general, the tax rate in Ireland on trading income, which is 12.5% as of January 1, 2003, is significantly lower than U.S. tax rates. Moreover, our Irish taxable income derived from software substantially developed in Ireland is taxed at a 10% effective tax rate. If our operations no longer qualify for these lower tax rates or if the tax laws were rescinded or changed, our effective tax rate would increase and our business, financial condition and results of operations could be materially adversely affected. In addition, if U.S., U.K., German, Australian or other tax authorities were to challenge successfully the manner in which we recognize profits or, more generally, the jurisdiction in which our income is subject to taxation, our effective tax rate could increase and our cash flow and results of operations could be materially adversely affected. If our revenues fail to grow we will become increasingly dependent on favorable tax rates to maintain our earnings.

OUR U.S. HOLDERS OF OUR ORDINARY SHARES OR ADSS COULD SUFFER ADVERSE TAX CONSEQUENCES IF WE ARE CHARACTERIZED AS A PASSIVE FOREIGN INVESTMENT COMPANY.

      If, for any taxable year, our passive income or our assets that produce passive income exceed levels provided by law, we may be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to the holders of our ordinary shares or ADSs. U.S. persons should consult with their own U.S. tax advisors with respect to the U.S. tax consequences of investing in our ordinary shares or ADSs.

THE RIGHTS OF SHAREHOLDERS IN IRISH CORPORATIONS MAY BE MORE LIMITED THAN THE RIGHTS OF SHAREHOLDERS IN U.S. CORPORATIONS.

      The rights of holders of our ordinary shares and, therefore, some of the rights of the holders of our ADSs are governed by Irish law and the laws of the European Union. As a result, the rights of our shareholders differ from, and may be more limited than, the rights of shareholders in typical U.S. corporations. In particular, Irish law significantly limits the circumstances under which shareholders of Irish corporations may bring derivative actions.

WE HAVE A LIMITED ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND OTHERS COULD OBTAIN AND USE OUR TECHNOLOGY WITHOUT OUR AUTHORIZATION.

      We regard certain of our technologies as proprietary, and we rely primarily on a combination of patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements, and technical measures to establish and protect our proprietary rights. The laws of various countries in which our products may be licensed may not protect our proprietary rights to the same extent as the laws of the United States and Ireland. While we generally enter into confidentiality agreements and limit access to, and distribution of, our proprietary information, it is possible for a third party to copy or otherwise obtain and use our technology without authorization. Third parties may reproduce our software products without our consent. In addition, it is possible that our means of protecting our proprietary rights will not be adequate. Any unauthorized reproduction or inadequate protection could have a material adverse effect on our business, financial condition or results of operations.

IF WE DO NOT HAVE THE RIGHT TO USE THIRD-PARTY TECHNOLOGY, WE MAY HAVE TO STOP SELLING AND SHIPPING PRODUCTS AND INCUR SIGNIFICANT DEVELOPMENT OR LICENSE EXPENSES.

      We use and incorporate third-party technology in our products. If we do not have adequate rights to use this technology or our rights terminate, we could be required to:

      -     stop using the third-party technology;

      - stop selling and shipping our products in which the third-party technology is used; or

      - incur significant expenses to identify and obtain replacement technology or develop similar technology or to obtain a new license to the third-party technology.

      We may not be able to develop technology or identify other technology with functionality similar to this third-party technology. In addition, we may not be able to obtain a license to this third-party technology on acceptable terms or at all, and we may be liable for damages in the event of any unauthorized use. If any of these events occur, our business, financial condition and results of operations could be materially adversely affected.

WE MAY BE EXPOSED TO SIGNIFICANT LIABILITY IF WE INFRINGE UPON THE INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS OF OTHERS.

      Third parties have notified us, and others may notify us, from time to time, that they believe we are infringing certain of their patents and other intellectual property rights. The cost of responding to any such assertion may be material, whether or not the assertion is valid. In the event that any such assertion is resolved adversely to us, we could be required to:

      -     discontinue the use of certain processes;

      -     cease the use and sale of infringing products and services;

      -     expend significant resources to develop non-infringing technology;

      -     obtain licenses to competing technology; or

      - indemnify customers under certain clauses relating to intellectual property rights in our licenses.

      We may be unable to obtain licenses on acceptable terms or at all. We may become a party to litigation, and the court may assess damages. If we fail to obtain licenses, adverse or protracted litigation arises out of any such assertion or damages are assessed, our business, financial condition or results of operations could be materially adversely affected.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS MAY AFFECT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

      To comply with the recently adopted Sarbanes-Oxley Act of 2002, as well as proposed changes to listing standards by Nasdaq, we may be required to hire additional personnel and utilize additional outside legal, accounting and advisory services, all of which will cause our general and administrative costs to increase. Insurers may increase premiums as a result of high claims rates experienced by them over the past year, and so our premiums for our various insurance policies, including our directors' and officers' insurance policies, are likely to increase. Proposed changes in the accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense among others, could materially increase the expenses that we report under generally accepted accounting principles and adversely affect our operating results.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the information incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our plans and objectives, our business strategies, and economic and market conditions. These statements are neither promises not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated or indicated. We are under no duty to update any of the forward-looking statements or to conform these statements to actual results. You should not expect that we will update or supplement any of the forward-looking statements as a result of changing circumstances or otherwise, and we disavow and disclaim any obligation to do so.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the ADSs representing ordinary shares by the selling shareholders.

                              SELLING SHAREHOLDERS

      The selling shareholders, who are not our affiliates, may sell up to an aggregate of 139,916 ADSs representing our ordinary shares pursuant to this prospectus. No selling shareholder may sell more than 1,000 ADSs representing our ordinary shares pursuant to this prospectus. These ADSs may be offered from time to time by any of the selling shareholders or by those individuals and entities to whom they may transfer or distribute the shares.

      To the best of our knowledge, none of the selling shareholders had any material relationship with us or any of our affiliates, other than that of employee, within the three-year period ending on the date of this prospectus.

                              PLAN OF DISTRIBUTION

      The ADSs offered under this prospectus may be sold from time to time by or for the account of any of the selling shareholders or by those individuals and entities to whom they pledge, donate, distribute or transfer their shares or other successors in interest. The selling shareholders may also loan or pledge the shares registered under this prospectus to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares using this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

      The distribution of the ADSs offered under this prospectus by the selling shareholders is not subject to any underwriting agreement. The selling shareholders may sell the ADSs offered under this prospectus on the Nasdaq National Market or in private sales at negotiated prices, directly to a purchaser or through a broker. The ADSs offered under this prospectus may be sold:

      -     at a fixed offering price, which may be changed;

      -     at the prevailing market price at the time of sale;

      -     at prices related to such prevailing market price; or

      -     at negotiated prices.

      The selling shareholders and any underwriter, dealer or agent who participate in the distribution of the ADSs may be deemed to be "underwriters" under the Securities Act of 1933, as amended (Securities Act), and any discount, commission or concession received by those persons might be deemed to be an underwriting discount or commission under the Securities Act.

      To comply with the securities laws of certain states, if applicable, the ADSs offered under this prospectus will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states these ADSs may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      If and when any of the shares covered by this prospectus qualifies for sale under Rule 144 under the Securities Act, they may be sold under Rule 144 rather than under this prospectus.

      Since the selling shareholders are not restricted as to the price or prices at which they may sell the ADSs offered under this prospectus, sales of these ADSs at less than the market prices may depress the market price of our ADRs on the Nasdaq National Market or our ordinary shares on the Irish Stock Exchange.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (Securities Exchange Act), any person engaged in the distribution of the ADSs offered under this prospectus may not simultaneously engage in market making activities with respect to the shares for a period of time prior to the commencement of the distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling shareholders.

      We are paying the expenses of registering these ADSs for offer and sale by the selling shareholders, which include the registration fee paid to the Securities and Exchange Commission and legal fees associated with the preparation and filing of the registration statement of which this prospectus is a part. Selling shareholders will be responsible for paying their own selling expenses in relation to the sale of the ADSs, including, without limitation, Irish stamp duty, selling commissions, and the fees and expenses of their counsel or other advisors.

                   DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

      The following is a summary of material provisions of the Deposit Agreement (including any exhibits thereto, the "Deposit Agreement"), among IONA, JPMorgan Chase Bank (as successor to Morgan Guaranty Trust Company of New York), as depositary (the "Depositary"), and the registered holders (the "Holders") from time to time of the ADRs. This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York, which is presently located at 60 Wall Street, New York, New York 10260. Terms used in this prospectus and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

AMERICAN DEPOSITARY RECEIPTS

      ADRs evidencing ADSs are issuable by the Depositary pursuant to the terms of the Deposit Agreement. Each ADS represents, as of the date hereof, the right to receive one (1) ordinary share deposited under the Deposit Agreement (together with any additional ordinary shares deposited thereunder and all other securities, property and cash received and held thereunder at any time in respect of or in lieu of such deposited ordinary shares, the "Deposited Securities") with the Custodian, currently the London office of JPMorgan Chase Bank (together with any successor or successors thereto, the "Custodian"). An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and us as Holders.

DEPOSIT, TRANSFER AND WITHDRAWAL

      In connection with the deposit of ordinary shares under the Deposit Agreement, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited ordinary shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited ordinary shares;
(c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited ordinary shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited ordinary shares until the ordinary shares are registered in the name of the Custodian or its nominee. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee or the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

      After any such deposit of ordinary shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver at the Transfer Office which is presently located at 60 Wall Street, New York, New York 10260, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

      Subject to the terms and conditions of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the Transfer Office only against deposit with the Custodian of: (a) ordinary shares in form satisfactory to the Custodian; (b) rights to receive ordinary shares from us or any registrar, transfer agent, clearing agent or other entity recording ordinary share ownership or transactions; or (c) other rights to receive ordinary shares (until such ordinary shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (w) owns such ordinary shares,
(x) assigns all beneficial right, title and interest therein to the Depositary,
(y) holds such ordinary shares for
the account of the Depositary and (z) will deliver such ordinary shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20 percent of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20 percent of all such ADSs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing ordinary shares, the Depositary may accept deposits together with other specified instruments for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing ordinary shares under the Deposit Agreement is deemed to represent and warrant that such ordinary shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such ordinary shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act. Such representations and warranties shall survive the deposit of ordinary shares and issuance of ADRs.

      Subject to the terms and conditions of the Deposit Agreement, upon surrender of an ADR in form satisfactory to the Depositary at the Transfer Office, the Holder thereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the Holder thereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or the ADRs, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act.

DISTRIBUTIONS ON DEPOSITED SECURITIES

      Subject to the terms and conditions of the Deposit Agreement, to the extent practicable, the Depositary will distribute by mail to each Holder entitled hereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

      Cash. Any dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in the Deposit Agreement ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that in its judgment any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its discretion, hold such foreign currency, uninvested and without liability for interest thereon, for the respective accounts of the Holders entitled to receive the same.

      Ordinary Shares. Additional ADRs evidencing whole ADSs representing any ordinary shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of ordinary shares (an "Ordinary Share Distribution"); and dollars available to it resulting from the net proceeds of sales of ordinary shares received in an Ordinary Share Distribution, which ordinary shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

      Rights. Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional ordinary shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that we timely furnish to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (we have no obligation to so furnish such evidence). Alternatively, to the extent we do not so furnish such evidence and sales of Rights are practicable, any dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or to the extent we do not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

      Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Ordinary Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

      To the extent that the Depositary determines in its discretion that any distribution is not practicable with respect to any Holder, the Depositary may make such distribution as it so determines is practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

      There can be no assurance that the Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property, subscription or other rights, ordinary shares or other securities in a timely manner or at a specified rate or price, as the case may be.

DISCLOSURE OF INTERESTS

      To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with our instructions in respect thereof, and, in the Deposit Agreement, the Depositary has agreed to use reasonable efforts to comply with our instructions.

RECORD DATES

      The Depositary may, after consultation with us if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by us) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

VOTING OF DEPOSITED SECURITIES

      As soon as practicable after receipt from us of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials,
(b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote in accordance with (c) above) the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

INSPECTION OF TRANSFER BOOKS

      The Deposit Agreement provides that the Depositary will keep books at its Transfer Office for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by the Holders and us for the purpose of communicating with Holders in the interest of our business or a matter related to the Deposit Agreement.

REPORTS AND OTHER COMMUNICATIONS

      The Depositary shall make available for inspection by Holders at the Transfer Office any reports and communications received from us which are both
(a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by us. The Depositary shall also send to the Holders copies of such reports when furnished by us. Any such reports and communications furnished to the Depositary by us shall be furnished in English.

      On or before the first date on which we give notice, by publication or otherwise, of any meeting of holders of ordinary shares or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, we shall transmit to the Depositary and the Custodian a copy of the notice thereof (in English) in the form given or to be given to holders of ordinary shares or other Deposited Securities. The Depositary will, at our expense, arrange for the prompt mailing of copies thereof to all Holders. In connection with any registration statement under the Securities Act relating to the ADRs or with any undertaking contained therein, we and the Depositary shall each furnish to the other and to the U.S. Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. We have delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the ordinary shares and any other Deposited Securities issued by us or any of our affiliates and, promptly upon any change thereto, we shall deliver to the Depositary, the Custodian and any Transfer Office, a copy of such provisions as so changed. The Depositary and its agents may rely upon our delivery thereof for all purposes of the Deposit Agreement.

CHANGES AFFECTING DEPOSITED SECURITIES

      Subject to the terms and conditions of the Deposit Agreement, the Depositary may, in its discretion, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Ordinary Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and, in the Deposit Agreement, the Depositary is authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all our assets, and to the extent the Depositary does not so amend the ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

      The ADRs and the Deposit Agreement may be amended by both the Depositary and us, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

                                  LEGAL MATTERS

      Certain legal matters with respect to the issuance of the ordinary shares represented by the ADSs offered under this prospectus will be passed upon for IONA by William Fry, Dublin, Ireland.

                                     EXPERTS

      The consolidated financial statements of IONA Technologies PLC incorporated by reference in IONA Technologies PLC's Annual Report (Form 20-F) for the year ended December 31, 2002, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means we can disclose important information to you by referring you to other documents. The information included in the following documents is incorporated by reference into this prospectus and is considered to be a part of this prospectus. We have previously filed the following reports and registration statement with the Securities and Exchange Commission and incorporate the information contained in them into this prospectus.

      - our annual report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 4, 2003;

      - our reports on Form 6-K filed with the Securities and Exchange Commission on May 15, 2003 and May 16, 2003; and

      - the description of our ordinary shares contained in our registration statement on Form 8-A (No. 0-29154) filed on February 21, 1997, including all amendments, reports or registration statements filed for the purpose of updating this description.

      All reports and other documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act on or after the date of this prospectus but prior to termination of the offering are also incorporated by reference into this prospectus.

      Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

      The information related to us contained in this prospectus should be read together with the information contained in the documents that are incorporated by reference into this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

                            Susan H. Alexander, Esq.
                              IONA Technologies PLC
                           c/o IONA Technologies, Inc.
                                 200 West Street
                             Waltham, MA 02451-1118
                                 (781) 902-8000

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. Reports and other information filed by IONA Technologies PLC may be inspected and copied at prescribed rates at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the Securities and Exchange Commission.

      We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act with respect to the ADSs offered by this prospectus. This prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the ADSs offered, we refer you to the registration statement and to the exhibits filed with it.

================================================================================

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by IONA or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to sell, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              --------------------

                                TABLE OF CONTENTS

                                               Page
                                               ----
IONA Technologies PLC ......................     1
Risk Factors ...............................     2
Forward - Looking Statements................    10
Use of Proceeds ............................    10
Selling Shareholders .......................    10
Plan of Distribution .......................    11
Description of American
  Depositary Receipts ......................    12
Legal Matters ..............................    16
Experts.....................................    16
Documents Incorporated by Reference.........    16
Where You Can Find More Information.........    17

================================================================================


================================================================================


                       139,916 AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

                             139,916 ORDINARY SHARES




                              IONA TECHNOLOGIES PLC




                                 ---------------

                                   PROSPECTUS

                                 ---------------




                                  May 16, 2003


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Except as hereinafter set forth, there is no provision of IONA's Memorandum or Articles of Association, or any contract, arrangement or statute under which any director or officer of IONA is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

      Article 125 of the Articles of Association of IONA provides:

      "Subject to the provisions of and so far as may be admitted by the Acts, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court."

      Section 200 of the Companies Act, 1963 of Ireland (as amended by the Companies (Amendment) Act, 1983) prohibits the giving (whether in the articles of association of a company or in any contract with a company or otherwise) of any exemption from or indemnity against any liability which by virtue of any rule of law would otherwise attach to an officer in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to IONA. Any such officer may however be indemnified by IONA against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 391 of the Companies Act, 1963 or
Section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.

      Section 391 of the Companies Act, 1963 permits an Irish court to relieve an officer from liability for negligence, default, breach of duty or breach of trust if the court considers that the officer acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the officer ought fairly to be excused from liability.

      Under Section 42 of the Companies (Amendment) Act, 1983, a director of a company may be held liable for any amount that a nominee of the company fails to pay for the purpose of paying up any outstanding capital or paying any premium on shares held by the nominee on behalf of the company. Section 42 of the Companies (Amendment) Act, 1983, however, also permits an Irish court to relieve a director from such liability if the court considers that the director acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the director ought fairly to be excused from liability.

      Reference is made to the forms of Underwriting Agreement filed as Exhibits
1.1 and 1.2 to IONA's Registration Statement Form F-1 (File No. 333-6396) and the form of Underwriting Agreement attached as Exhibit 1.1 to IONA's Registration Statement on Form F-3 (File No. 333-81212). The Underwriting Agreements provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of IONA against certain liabilities, including liabilities under the Securities Act of 1933.

      IONA has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

EXHIBITS.

Exhibit No.                                          Description of Exhibit
-----------                                          ----------------------
4.1                 Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the
                    Registrant's Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.2                 Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-11384) and
                    incorporated herein by reference)

4.3                 Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the
                    Registrant's Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.4                 1997 Director Share Option Scheme (filed as Exhibit 10.3 to the Registrant's
                    Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.5                 1999 Employee Share Purchase Plan, as amended (filed as Exhibit 4.5 to the Registrant's
                    Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

5.1                 Opinion of William Fry

23.1                Consent of William Fry (included in Exhibit 5.1)

23.2                Consent of Ernst & Young

24.1                Power of Attorney (included as part of the signature page of this Registration
                    Statement)

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Country of Ireland, on this 16th day of May, 2003.

                                      IONA TECHNOLOGIES PLC

                                      By:  /s/ Christopher J. Horn
                                           -------------------------------------
                                           Christopher J. Horn
                                           Chief Executive Officer and Director

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of IONA Technologies PLC, hereby severally constitute and appoint Christopher J. Horn and Daniel Demmer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable IONA Technologies PLC to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                     TITLE                                  DATE
             ---------                                     -----                                  ----
  /s/ Christopher J. Horn             Chief Executive Officer and Director                    May 16, 2003
------------------------------        (Principal Executive Officer)
Christopher J. Horn

  /s/ Daniel Demmer                   Chief Financial Officer                                 May 16, 2003
------------------------------        (Principal Financial and Accounting Officer)
Daniel Demmer

  /s/ Sean Baker                      Director                                                May 16, 2003
------------------------------
Sean Baker

  /s/ William Burgess                 Director                                                May 16, 2003
------------------------------
William Burgess

  /s/ Ivor Kenny                      Director                                                May 16, 2003
------------------------------
Ivor Kenny

  /s/ James D. Maikranz               Director                                                May 16, 2003
------------------------------
James D. Maikranz

  /s/ Kevin Melia                     Director                                                May 16, 2003
------------------------------
Kevin Melia

  /s/ Francesco Violante              Director                                                May 16, 2003
------------------------------
Francesco Violante

                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit
-----------         ----------------------
4.1                 Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the
                    Registrant's Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.2                 Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-11384) and
                    incorporated herein by reference)

4.3                 Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the
                    Registrant's Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.4                 1997 Director Share Option Scheme (filed as Exhibit 10.3 to the Registrant's
                    Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.5                 1999 Employee Share Purchase Plan, as amended (filed as Exhibit 4.5 to the Registrant's
                    Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

5.1                 Opinion of William Fry

23.1                Consent of William Fry (included in Exhibit 5.1)

23.2                Consent of Ernst & Young

24.1                Power of Attorney (included as part of the signature page of this Registration
                    Statement)